Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated June 29, 2007 relating to the consolidated financial statements of CryoPort, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ KMJ Corbin & Company LLP

Irvine, California
November 8, 2007